SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

July 30, 2004

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21287	95-3732595
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(310) 536-0908

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     Peerless Systems Corporation (the “Company”) announced on July 30, 2004 that its common stock will be transferred from The Nasdaq National Market to The Nasdaq SmallCap Market effective at the opening of trading on August 2, 2004. The Company’s common stock will continue to be traded under the symbol “PRLS”.

Item 7. Exhibits.

99.1	Press Release of the Company dated July 30, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2004	By:	/s/ William R. Neil
William R. Neil
Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

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Exhibit Index

Exhibit No	Description
99.1	Press Release of the Company dated July 30, 2004.